BK TECHNOLOGIES

NYSE American: BKTI


POLICE

Fourth Quarter 2025 Earnings Results

Thursday, March 12th, 2026

Safe Harbor Statement

This presentation contains statements about future events and expectations which are "forward-looking statements" within the meaning of Sections 27A of the Securities Act of 1933, as amended, and 21E of the Exchange Act. These forward-looking statements concern the Company's operations, economic performance, and financial condition, including, but not limited to the Company's long-term strategic plan, and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our Solutions and Radio business lines and the products offered thereunder; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated Solutions products, and our new multiband radio product and other related products in the BKR Series product line; competition in the land mobile radio ("LMR") industry ; general economic and business conditions, including the impacts of high inflation, high interest rates, tariffs and other trade barriers and restrictions, labor and supply shortages and disruptions, federal, state, and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, the effects of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health crises and other catastrophic events, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, including a potential U.S. or global downturn or recession; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws, and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers, and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including the effects of changes in the U.S. Government and foreign governments' trade and tariff policies, such as recent increases in tariffs by the U.S. and the imposition of increased tariffs and other trade barriers and retaliatory measures by foreign governments; our inventory and debt levels; our ability to comply with the terms, including financial covenants, of our outstanding debt, including fluctuating interest rates; protection of our intellectual property rights; fluctuation in our operating results and stock price; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; or third-party information technology systems upon which we rely; widespread outages, interruptions or other failures of operational, communication or other systems; availability of adequate insurance coverage; environmental, social, and governance matters; maintenance of our NYSE American listing; risks related to being a holding company; our ability to remediate the material weakness in our internal control over financial reporting; and the effect on our stock price and ability to raise capital through future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in the Company's subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement except as require by law.

This presentation contains specifically identified non-GAAP financial measures, which supplement the results that are reported according to GAAP. These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. We do not provide reconciliations of forward-looking non-GAAP guidance due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance.

Fourth Quarter 2025 Highlights

- Revenue increased 20.0% to $21.5M, **delivering full year 2025 revenue growth above high-single digit guidance**
- **Sustained momentum of BKR 9000 with expanded penetration** among target markets tier 2 and 3 first responders
- **Over 900bps Gross margin expansion to 50.4%** compared with 41.2% in 4Q24
- **Year-over-Year adjusted EBITDA growth of 78%**; adjusted EBITDA **margin expands to 22.0%**
- **Fully diluted non-GAAP adjusted EPS of $1.17** compared with $0.61 in 4Q24
- **Record capital position**; **$22.8 million in cash & cash equivalents** at December 31, 2025


BK

*Adjusted EPS is a non-GAAP measure that adjusts GAAP EPS to reflect the removal of net realized and unrealized loss on investments, non-cash stock-based compensation expense, non-cash deferred tax provision expense, severance, and inventory write-off- New product introduction. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

Driving Gross Margin Expansion



2022
Global Supply Chain Disruption
(GM 19.3%)
2023
Margin Recovery/ Cost Reductions
(GM 30.0%)
2024
Move to East West Target 35%
(GM 37.9%)
2025
Uncertain Tariff Environment
(GM 48.8%)
50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
22.4%
14.2%
18.8%
21.7%
26.1%
27.4%
31.9%
35.1%
34.5%
37.3%
38.8%
41.2%
47.0%
47.4%
49.9%
50.4%
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4

Full Year 2025 Margin Ahead of 47% Target

Revenue Growth Driven by Growing Demand for BKR Series Radios


YoY Quarterly Revenue
(in Millions)
24
22
20
18
16
14
12
10
$16.3
$17.9
$18.2
$19.1
$20.3
$21.2
$20.2
$24.4
17.9
21.5
4Q23
4Q24
1Q24
1Q25
2Q24
2Q25
3Q24
3Q25
4Q24
4Q25

- **Expanding deployments of BKR Series radios** across agencies driven by sustainable, recurring replacement cycles
- **4Q25 revenue increased 20%** compared with 4Q24; **operating leverage drives 91% operating income expansion, outpacing revenue growth**
- **FY 2025 revenue increased 12.5%;** exceeding guidance
- **Strong order activity** throughout 2025; delivered 2.5x more BKR 9000 radios than 2024

Strong Financial Results

Income Statement	Three Months Ended		Twelve Months Ended	
(in thousands)	**12/31/25**	**12/31/24**	**12/31/25**	**12/31/24**
Sales	**$21,508**	$17,927	**$86,139**	$76,592
Gross Margin	***50.4%***	*41.2%*	***48.8%***	*37.9%*
SG&A	**$6,621**	$5,170	**$26,040**	$21,222
Operating Income	**$4,229**	$2,209	**$15,987**	$7,828
Operating Margin	***19.7%***	*12.3%*	***18.6%***	*10.2%*
Net Income	**$4,227**	$3,657	**$13,536**	$8,359
EPS – diluted	**$1.05**	$0.93	**$3.44**	$2.25
Adjusted Earnings[1]	**$4,704**	$2,391	**$17,020**	$6,835
Adjusted EPS – diluted[1]	**$1.17**	$0.61	**$4.32**	$1.84
Adjusted EBITDA[2]	**$4,736**	$2,662	**$17,630**	$9,610

[1]Adjusted earnings and Adjusted EPS are non-GAAP measures that adjust GAAP net income and GAAP EPS to reflect the removal of net realized and unrealized loss on investments, non-cash stock-based compensation expense, non-cash deferred tax provision expense, severance, and inventory write-off- New product introduction. A reconciliation of non-GAAP measures is available in the appendix of this presentation.
[2]Adjusted EBITDA is a non-GAAP measure that adjusts GAAP Net Income to adjust for interest income/expense, depreciation and amortization and reflect the removal of non-cash charges for changes in investment value that do not reflect the operating performance of the LMR and Solutions products. Adjusted EBITDA also reflects the removal of one-time charges related to the Company's transition of production operations to East West Manufacturing LLC. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

Enhanced Profitability


Quarterly Adjusted EBITDA[1]
(millions)
$1.4
$2.5
$3.1
$2.8
$3.2
$4.4
$5.3
$4.7
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25


Quarterly Adjusted Earnings[2]
(millions)
$1.1
$2.0
$2.7
$2.4
$2.4
$5.1
$5.0
$4.7
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25

[1]Adjusted EBITDA is a non-GAAP measure that adjusts GAAP net income to adjust for interest income/expense, depreciation and amortization and reflect the removal of non-cash charges for changes in investment value that do not reflect the operating performance of the LMR and Solutions products. Adjusted EBITDA also reflects the removal of one-time charges related to the Company's transition of production operations to East West Manufacturing LLC. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

[2]Adjusted earnings is a non-GAAP measure that adjusts GAAP net income to the removal of net realized and unrealized loss on investments, non-cash stock-based compensation expense, non-cash deferred tax provision expense, severance, and inventory write-off- New product introduction. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

Strengthened Balance Sheet

Significantly increased cash position, improved working capital and no debt give BK financial flexibility to execute growth strategy and deliver shareholder value

Working Capital


$37.5M
$23.0M
Cash & Cash Equivalents of $7.1M
Cash & Cash Equivalents of $22.8M
12.31.24
12.31.25

Shareholders' Equity


$44.7M
$29.8M
12.31.24
12.31.25

2026 Goals & Financial Targets

- **Introducing full year targets:**
  - Mid-single digit revenue growth to $90 million
  - Gross margin of 50%+
  - GAAP EPS of $3.15[1] per diluted share
  - Non-GAAP adjusted EPS[2] of $3.55 per diluted share
    - Beginning in 2026, engineering costs for BKR 9500 development to be expensed as incurred rather than capitalized
- **Expand end markets** into law enforcement, structure fire, and broader mission-critical use cases through increased BKR 9000 adoption
- Leverage R&D and engineering capabilities to **enhance multi-band interoperability for seamless cross-agency communications**
- **Advance rollout of BKR 9500 mobile radio** to build recurring replacement and upgrade pipeline; submit for FCC approval in 2H2026 with expected revenue recognition in early 2027

[1] Based on expected 2026 tax rate to normalize of approximately 25%, which along with expensing engineering costs is projected to reduce EPS by approximately $1.05.
[2] Adjusted earnings and Adjusted EPS are non-GAAP measures that adjust GAAP net income and GAAP EPS to reflect the removal of net realized and unrealized loss on investments, non-cash stock-based compensation expense, non-cash deferred tax provision expense, severance, and inventory write-off- New product introduction. A reconciliation of non-GAAP measures is available in the appendix of this presentation.



Financial Targets Consistently Achieved

Proven track record of successful strategic execution, delivering sustainable growth ahead of targets throughout business cycles

(in $USD millions except per share data)	Actual 2020	Vision 2025	Actual 2025[1]	Target 2026	Vision 2030
Revenue	$44.1	$100	$86.1	$90.0	$170.0
Gross Margin	40.8%	50.0%	48.8%	+50.0%	60.0%
Operating Income	$1.0	-	$16.0	-	-
EBITDA Margin	3.5%	20.0%	20.5%	-	35.0%
Diluted-GAAP EPS	$0.08	-	$3.44	$3.50	$13.00
FCF After Tax	$0.2	-	$15.4	-	$55.0

Vision 2030 objectives driven by scalable platform development in support of sustained revenue, earnings, and free cash flow growth

[1]Variation between Vision 2025 and Actual 2025 results include negative impact from global supply chain disruptions in 2022

Q&A


POLICE
BK

Appendix



Reconciliation of Non-GAAP Metrics

	Three Months Ended		Twelve Months Ended	
Non-GAAP Adjusted EBITDA (in thousands)	12/31/25	12/31/24	12/31/25	12/31/24
Net Income	$4,227	$3,657	$13,536	$8,359
Adjustments to reconcile net income to EBITDA				
Interest (income) expense, net	(129)	(15)	(265)	266
Income tax provision	184	(1,472)	2,581	(984)
Depreciation and amortization	453	442	1,778	1,692
EBITDA	4,735	2,612	17,630	9,332
Severance	-	50	-	277
Inventory write-off – New product introduction	-	-	-	-
Adjusted EBITDA	$4,735	$2,662	$17,630	$9,610
Adjustments to reconcile net income to Adjusted EPS (non-GAAP)				
Net Income	$4,227	$3,657	$13,536	$8,359
Net realized and unrealized loss on investments	-	-	-	91
Non-cash stock-based compensation expense	471	156	1,926	780
Non-cash income tax provision expense (benefit)	(29)	(1,472)	1,558	(2,672)
Severance	-	50	-	277
Inventory write-off – New product introduction	-	-	-	-
Adjusted Earnings (Non-GAAP)	$4,669	$2,391	$17,020	$6,835
Adjusted earnings per share – basic	$1.24	$0.67	$4.63	$1.92
Adjusted earnings per share – diluted	$1.17	$0.61	$4.32	$1.84
Weighted average common shares outstanding, basic	3,759,715	3,565,916	3,672,239	3,553,303
Weighted average common shares outstanding, diluted	4,006,861	3,939,411	3,936,814	3,710,644

Reconciliation of Non-GAAP Metrics, Cont.

Non-GAAP Adjusted EBITDA (in thousands)	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25
Net Income	$681	$1,664	$2,357	$3,657	$2,132	$3,741	$3,436	$4,227
Adjustments to reconcile net income to EBITDA								
Interest (income) expense, net	174	106	1	(15)	(3)	(39)	(94)	(129)
Income tax provision (benefit)	21	220	247	(1,472)	670	275	1,452	184
Depreciation and amortization	407	413	429	442	427	440	458	453
EBITDA	1,283	2,403	3,034	2,612	3,226	4,417	$5,252	4,735
Severance	127	85	75	50	-	-	-	-
Inventory write-off – New product introduction	-	-	-	-	-	-	-	-
Adjusted EBITDA	$1,410	$2,488	$3,109	$2,662	$3,226	$4,417	$5,252	$4,735
Net Income	$681	$1,664	$2,357	$3,657	$2,132	$3,741	$3,436	$4,227
Net realized and unrealized loss on investments	91	-	-	-	-	-	-	-
Non-cash stock-based compensation expense	175	227	224	156	393	425	637	471
Non-cash deferred income tax provision expense (benefit)	-	-	-	(1,472)	(125)	889	932	(29)
Severance	127	85	75	50	-	-	-	-
Inventory write-off – New product introduction	-	-	-	-	-	-	-	-
Adjusted Earnings (Non-GAAP)	$1,074	$1,976	$2,656	$2,391	$2,400	$5,055	$5,005	$4,669
Adjusted earnings per share – basic	$0.30	$0.56	$0.75	$0.67	$0.67	$1.39	$1.35	$1.24
Adjusted earnings per share – diluted	$0.30	$0.55	$0.71	$0.61	$0.62	$1.30	$1.27	$1.17
Weighted average common shares outstanding, basic	3,538,507	3,529,910	3,539,841	3,565,916	3,572,576	3,646,503	3,708,717	3,758,715
Weighted average common shares outstanding, diluted	3,554,439	3,564,170	3,751,073	3,939,411	3,893,143	3,893,462	3,951,433	4,006,861

BK
TECHNOLOGIES

NYSE American: BKTI


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